Exhibit 99.1

Contact: Max Shevitz	FOR IMMEDIATE RELEASE

President

Tel: 703/925-5590

Email: max_shevitz@learningtree.com

LEARNING TREE INTERNATIONAL ANNOUNCES FIRST QUARTER FISCAL YEAR 2015 RESULTS

RESTON, Va., February 10, 2015 – Learning Tree International (NASDAQ: LTRE) announced today its revenues and results of operations for its first quarter of fiscal year 2015, which ended January 2, 2015.

In its first quarter of fiscal year 2015, Learning Tree reported revenues of $27.2 million, loss from operations of $1.2 million, and net loss of $1.2 million, or ($0.09) per share. These results compare with revenues of $32.0 million, income from operations of $0.9 million, and net income of $0.7 million, or $0.06 per share in its first quarter of fiscal year 2014.

See Table 1 below for full results.

Webcast

An investor conference call to discuss first quarter of fiscal year 2015 results is scheduled for 4:30 p.m. (ET) February 10, 2015. Interested parties may access the conference call via live webcast at: www.learningtree.com/investor. The webcast will also be available for replay at: www.learningtree.com/investor.

About Learning Tree International

Established in 1974, Learning Tree International is a global provider of hands-on IT and management training. Learning Tree develops, markets, and delivers a broad, proprietary library of instructor-led courses focused on: web development, IT security, project management, operating systems, databases, networking, software development, leadership, and management and business skills. Courses are offered at Learning Tree Education Centers and training locations around the world, on-site at client facilities, or via the Internet with Learning Tree AnyWare™, our web-based, remote-attendance platform. For more information about Learning Tree and its products and services, call 1-888-THE-TREE (1-888-843-8733), or visit the Learning Tree Web site at www.learningtree.com.

Cautionary Statement Regarding Forward Looking Statements

The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on Learning Tree. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Learning Tree. There can be no assurance that future developments affecting Learning Tree will be the same as those anticipated. Learning Tree cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Investors should not put undue reliance on these forward-looking statements, since they are based on key assumptions about future risks and uncertainties. Some of these risks and uncertainties that could affect Learning Tree and its business include, but are not limited to the following: risks associated with the timely development, introduction, and customer acceptance of Learning Tree's courses; competition; international operations, including currency fluctuations; changing economic and market conditions; technology development and new technology introduction; efficient delivery and scheduling of Learning Tree's courses; intellectual property, including having to defend potential infringement claims; risks associated with cyber security; adverse weather conditions, strikes, acts of war or terrorism and other external events; and attracting and retaining qualified personnel. Learning Tree is not undertaking any obligation to update forward-looking statements contained herein to reflect future events, developments or changed circumstances.

In order to help the reader assess the factors and risks in Learning Tree's business that could cause actual results to differ materially from those expressed in the forward looking statements, Learning Tree discusses in its 2014 Annual Report on Form 10-K (“Form 10-K”), those risks in Item 1A, “Risk Factors”. Please read the Form 10-K, including Item 1A, which is filed with the Securities and Exchange Commission (“SEC”) and available at the SEC's Internet site (http://www.sec.gov).

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Release Summary: Learning Tree International announced today its revenues and results of operations for its first quarter of fiscal year 2015, which ended January 2, 2015.

LEARNING TREE INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(all amounts in thousands, except per share data)

	Three Months Ended
	January 2,	January 3,
	2015	2014
	(unaudited)	(unaudited)

Revenues	$27,228	$32,022
Cost of revenues	15,290	17,348
Gross profit	11,938	14,674

Operating expenses:
Course development	1,776	1,937
Sales and marketing	6,038	6,156
General and administrative	5,324	5,633
Total operating expenses	13,138	13,726

(Loss) income from operations	(1,200)	948

Other income (expense), net	210	(36)

(Loss) income before income taxes	(990)	912

Provision for income tax	161	183

Net (Loss) income	$(1,151)	$729

(Loss) income per share--diluted	$(0.09)	$0.06

LEARNING TREE INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(all amounts in thousands)

	January 2,	October 3,
	2015	2014

Cash and cash equivalents	$29,232	$31,078
Trade accounts receivable, net	12,496	16,223
Prepaid expenses and other	5,963	5,543
Total current assets	47,691	52,844
Depreciable assets, net and other	12,724	13,356
Total assets	$60,415	$66,200

Accounts payable and accrued liabilities	$15,251	$16,557
Deferred revenues	24,407	26,799
Total current liabilities	39,658	43,356
Other	6,609	7,047
Total liabilities	46,267	50,403

Stockholders' equity	14,148	15,797
Total liabilities and stockholders' equity	$60,415	$66,200